THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR EXEMPTIONS FROM SUCH REGISTRATION. THIS WARRANT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT, AND NO SALE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.

No._____________                      Right to Purchase Up to __________ Shares

                                STOCK PURCHASE WARRANT

    THIS CERTIFIES THAT, for value received, Mercury Exploration Company, or registered assigns, is entitled to purchase from MSR Exploration Ltd., a Delaware corporation (the "Company"), at any time or from time to time during the period specified in Paragraph 2 hereof, of up to_________________________ (________) fully paid and nonassessable shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at an exercise price per share of $.01 (the "Exercise Price"). The term "Warrant Shares", as used herein, refers to the shares of Common Stock purchasable hereunder. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Paragraphs 3 and 5 hereof. The term "Warrants", as used herein, shall mean this Stock Purchase Warrant and all Stock Purchase Warrants issued in connection with any transfer, exchange, or replacement thereof.

    This Warrant is subject to the following terms, provisions, and conditions:

    1. MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional Warrant Share), by the surrender of this Warrant, together with a completed Exercise Agreement in the form attached hereto, to the Company during normal business hours on any business day at the Company's principal office in Fort Worth, Texas (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash or by certified or official bank check of the Exercise Price for the Warrant Shares specified in said Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or its designee as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement delivered, and payment made for such shares as aforesaid. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in said Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding seven business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of said holder or such other name as shall be designated by said holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of said certificates, deliver to said holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution, and delivery of stock certificates (and any new Warrants) pursuant to this Paragraph 1 except that, in case such stock certificates shall be registered in a name or names other than the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the holder hereof to the Company at the time of the delivery of such stock certificates by the Company as mentioned above.

    2. PERIOD OF EXERCISE. Subject to the satisfaction of the conditions specified in Paragraph 3 below, this Warrant is only exercisable during the period commencing on the date (the "Initial Exercise Date") on which a "Tax Event" (as defined below) occurs and ending on March 31, 2002 at 5:00 p.m. Fort Worth, Texas local time; provided, however, such date shall automatically be extended in the event any litigation or administrative proceeding with respect to a possible Tax Event is pending as of such date to a date that is 90 days after the final resolution of such administrative proceeding or litigation (the "Termination Date").

    3.   DETERMINATION OF NUMBER OF WARRANT SHARES; CONDITIONS TO EXERCISE.

    (a) The number of Warrant Shares with respect to which this Warrant is exercisable shall be an amount equal to the lesser of (i) _________________ ______________ (____________) or (ii) an amount determined by dividing the amount of any "Tax Liability" (as defined below) by the "Market Price" per share of Common Stock (as defined below) as of the date of the Tax Event.

    (b) This Warrant is exercisable only if a Tax Event shall have occurred prior to the Termination Date, and then only in the amount of Warrant Shares determined pursuant to Paragraph 3(a) above. If a Tax Event shall not have occurred on or before the Termination Date, this Warrant shall terminate and be of no further force or effect.

    (c) For purposes of this Warrant, the following terms shall haver the meanings set forth below:

    "Tax Event" shall mean a final, binding and non-appealable determination by a governmental taxing authority or court of appropriate jurisdiction that the Company has a liability for taxes, or for failure to withhold taxes, under Canadian or United States tax laws as a result of the continuance of MSR Exploration Ltd., an Alberta, Canada corporation and predecessor in interest to the Company, from the Province of Alberta to the State of Delaware.

    "Tax Liability" shall mean the amount of the taxes, including fines, penalties and interest, if any, required to be paid by the Company as a result of a Tax Event.

    "Market Price" shall mean the average of the last reported per share sale prices for Common Stock for the 20 consecutive Trading Days (as defined below) commencing 30 Trading Days before the day in question. The last reported sale price for each day shall be (i) the last reported sale price of the Common Stock on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause (i) above, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Inc. if at least two securities dealers have inserted both bid and asked quotations for such security on at least 10 of such 20 consecutive Trading Days, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed or admitted to trading. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sale price of the Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of such security as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. The term "Trading Days", as used herein, means (i) if the Common Stock is quoted on the National Market of the National Association of Security Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

    4. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

    (a) SHARES TO BE FULLY PAID. All Warrant Shares will, upon issuance, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

    (b) RESERVATION OF SHARES. During the period commencing on the date hereof and ending on the Termination Date, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

    5. PROTECTION AGAINST DILUTION. The number of shares of Common Stock purchasable pursuant to the exercise of the rights under this Warrant and the Exercise Price shall be adjusted as hereinafter set forth:

    (a) STOCK DIVIDENDS, SUBDIVISIONS, RECLASSIFICATIONS, ETC. In case at any time or from time to time after the date hereof the Company shall:

         (i) fix a record date for the holders of its issued and outstanding Common Stock for the purposes of entitling them to receive a dividend payable in, or other distribution of, Common Stock, or

         (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

         (iii)combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then, and in each such case the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (i) the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event, and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event.

    (b) ADJUSTMENT OF NUMBER OF SHARES PURCHASABLE. Upon each adjustment in the Exercise Price, pursuant to Paragraph 5(a) above, such number of shares of Common Stock purchasable hereunder shall be adjusted by multiplying the number of shares of Common Stock by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect upon such adjustment.

    6.   ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.

    (a) Prior to the expiration date of this Warrant, the Company shall not consolidate with or merge into another corporation, or convey all or substantially all of its assets to any other corporation or corporations, whether affiliated or unaffiliated (any such corporation being included within the meaning of the term "successor corporation"), or agree to so consolidate, merge or convey assets unless and until prior to consummation of such consolidation, merger or conveyance the successor corporation thereto shall assume, by written instrument executed and mailed to the holder of this Warrant at such time, the obligation to issue and deliver to such holder such shares of stock, securities or property as, in accordance with the provisions of Paragraph 6(b) below, such holder shall be entitled to purchase or receive.

    (b) In case of any capital reorganization or reclassification of the Common Stock of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the date of execution of this Warrant or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all its assets to another corporation, then and in each such case the holder of this Warrant, upon exercise, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the Common Stock of the Company (or such other corporation) the proportionate share of all stock, securities or other property issued, paid or delivered for or on all of the Common Stock of the Company (or such other corporation) as is allocable to the shares of Common Stock then called for by this Warrant, as if such holder had exercised this Warrant immediately prior thereto.

    7.   REGISTRATION RIGHTS.

    (a) RIGHT TO PARTICIPATE IN REGISTRATIONS. If, at any time prior to the expiration of two years from the last date on which this Warrant is validly exercised, the Company proposes to register shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-1, S-2, or S-3 (or any form which replaces or is substantially similar to such form), the Company shall each such time give notice of such proposed registration to the holder of this Warrant, if this Warrant has not yet expired, and to all holders of shares of Common Stock acquired by reason of exercise of this Warrant. Subject to the terms and provisions of this Paragraph 6, upon the request of any such holder ("Holder") made within 20 days after the giving of such notice by the Company, the Company shall use its best efforts to cause all shares of Common Stock that have been acquired by such Holder pursuant to the exercise of this Warrant, and all shares of Common Stock that will be acquired by such Holder pursuant to the exercise of this Warrant not later than the fifth day prior to the filing of the registration statement under the Securities Act, which shares such Holder shall have requested to be included in the proposed registration ("Registrable Shares"), to be included in such registration to the extent requisite to permit the sale or other disposition by such Holder of such Registrable Shares. In the event the offering to be conducted pursuant to the proposed registration is to be an underwritten public offering, the registration rights provided in this Paragraph 6 shall be subject to the approval of the managing underwriter or underwriters of such offering, who shall determine the number of Registrable Shares, if any, that may be included in such registration without adversely affecting such offering.

    (b) REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Paragraph 6 to use its best efforts to cause Registrable Shares to be included in the registration of securities of the Company under the Securities Act, the Company will, as expeditiously as possible:

         (i) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") covering such Registrable Shares and use its best efforts to cause the Registration Statement to become effective and to remain effective for so long as may reasonably be necessary to complete the sale or other disposition of such Registrable Shares, provided that the Company shall not in any event be required to use its best efforts to maintain the effectiveness of the Registration Statement for a period in excess of 90 days;

         (ii) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus contained therein as may be necessary to keep the Registration Statement effective, and comply with the provisions of the Securities Act, with respect to the sale or other disposition of such Registrable Shares whenever the Holders thereof shall desire to sell or otherwise dispose of the same but only to the extent provided in this Paragraph 7(b);

         (iii) furnish to each Holder of such Registrable Shares such numbers of copies of the Registration Statement, the prospectus contained therein (including each preliminary prospectus), and each amendment and supplement to the Registration Statement and such prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request in order to facilitate the sale or other disposition of such Registrable Shares; and

         (iv) before filing the Registration Statement, any prospectus to be used in connection with the offering to be conducted pursuant to such registration, or any amendments or supplements to the Registration Statement or such prospectus with the Commission, furnish counsel to the Holders of such Registrable Shares with copies of all such documents proposed to be filed, which shall be subject to the reasonable approval of such counsel.

    (c) REQUIRED INFORMATION. The Company shall not be required to use its best efforts to include any Registrable Shares in a proposed registration of its securities under the Securities Act unless and until (i) the Holder of such Registrable Shares furnishes to the Company such information regarding such Holder and such Registrable Shares and the intended method of disposition of such Registrable Shares as the Company shall reasonably request in order to satisfy the requirements applicable to such registration, and (ii) in the event the offering to be conducted pursuant to such registration is to be an underwritten public offering, such Holder agrees to the terms of the underwriting agreed to between the Company and the underwriter or underwriters of such offering and executes all documents reasonably required to effect such offering.

    (d) EXPENSES OF REGISTRATION. In the event of the inclusion pursuant to the provisions of this Paragraph 7 of Registrable Shares in a registration by the Company of its securities under the Securities Act, the Holder of such Registrable Shares shall pay any federal and blue sky filing and registration or qualification fees attributable to such Holder's Registrable Shares, any brokerage and underwriting discounts and commissions payable in respect of Registrable Shares sold on such Holder's behalf, all fees and expenses of any attorneys and accountants employed by such Holder, and any other costs directly incurred by such Holder, and the Company shall pay or cause to be paid and shall indemnify and hold harmless such Holder from and against any and all other costs and expenses incurred in connection with such registration and related blue sky registrations and qualifications.

    (e) INDEMNIFICATION. In connection with any registration of Registrable Shares pursuant to the provisions of this Paragraph 7, the Company shall indemnify and hold harmless the Holder of such Registrable Shares to the extent that companies generally indemnify and hold harmless underwriters in connection with public offerings under the Securities Act, and such Holder shall indemnify and hold harmless the Company, each director and officer of the Company, and each person who controls the Company within the meaning of the Securities Act to the extent that selling shareholders generally indemnify and hold harmless issuers of securities in connection with public offerings under the Securities Act with respect to the written information provided by such Holder for use by the Company in the preparation of the Registration Statement.

    8. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax in respect thereof.

    9. NO RIGHTS OR LIABILITIES AS A SHAREHOLDER. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

    10.  TRANSFER, EXCHANGE, AND REPLACEMENT OF WARRANT.

    (a) REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

    (b) CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Paragraph 10, this Warrant shall be promptly cancelled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Paragraph 10.

    (c) REGISTER. The Company shall maintain, at its principal office in Fort Worth, Texas (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

    (d) EXERCISE OR TRANSFER WITHOUT REGISTRATION. Anything in this Warrant to the contrary notwithstanding, if, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant or the Warrant Shares shall not be registered under the Securities Act of 1933, as amended, and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, that (i) the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws and (ii) the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company. The holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

    11. NOTICES. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to the office of the Company at 1619 Pennsylvania Avenue, Fort Worth, Texas 76104, Attention: President, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Any such notice, request, or other communication may be sent by telegram or telex, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a telegram or telex) the person entitled to receive such notice at the address of such person for purposes of this Paragraph 11, or, if mailed, at the completion of the third full day following the time of such mailing thereof to such address, as the case may be.

    12. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

    13. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific enforcement of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

    14.  MISCELLANEOUS.

    (a) AMENDMENTS. This Warrant and any provision hereof may not be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought.

    (b) DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

    (c) SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

    IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of __________, 1997.

                                       MSR Exploration Ltd.



                                       By
                                          ------------------------------------

                              FORM OF EXERCISE AGREEMENT


                                 Dated:______________, 19__.

To:  __________________

    The undersigned, pursuant to the provisions set forth in the within
Warrant, hereby agrees to purchase ___________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the
amount of   $____________.  Please issue a certificate or certificates for such shares of Common Stock in the name of the undersigned and pay any cash for any fractional share to the undersigned.


                                  Name:
                                       --------------------------------


                                  Signature:
                                            ---------------------------
                                  Title of Signing Officer or Agent (if
                                  any):
                                       --------------------------------

                                  Note:     The above signature should
                                            correspond exactly with the name on
                                            the face of the within Warrant or
                                            with the name of the assignee
                                            appearing in the assignment form.

                                  FORM OF ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee   Address        No. Of Shares
----------------   -------        -------------




, and hereby irrevocably constitutes and appoints ___________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated:                      , 19  .
      ---------------------     --

In the presence of

------------------


                                  Name:
                                       --------------------------------


                                  Signature:
                                            ---------------------------
                                  Title of Signing Officer or Agent
                                  (if any):
                                            ----------------------------
                                  Address:
                                           -----------------------------

                                           -----------------------------

                                  Note:     The above signature should
                                            correspond exactly with the name on
                                            the face of the within Warrant.